UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

EXPAND ENERGY CORPORATION

(Exact name of registrant as specified in its Charter)

Oklahoma	001-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive	Spring	Texas	77389
(Address of principal executive offices)			(Zip Code)

(346) 535-0990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Expand Energy Corporation (the “Company”) has appointed Daniel E. Brown as the Company’s President and Chief Executive Officer, effective as of the commencement of his employment, which is anticipated to occur October 26, 2026 (the “Effective Date”). Mr. Brown, age 51, most recently served as President and Chief Executive Officer of Chord Energy Corporation from July 2024 until October 2026 and as Chief Executive Officer of Oasis Petroleum, Inc., Chord’s predecessor, from April 2021 until July 2024. Prior to that, he served in various roles of increasing responsibility at Anadarko Petroleum Corporation and its predecessor, Kerr-McGee Corporation, from 1998 until Anadarko was acquired by Occidental Petroleum Corporation, including as Executive Vice President, U.S. Onshore Operations; Executive Vice President and Senior Vice President, International and Deepwater Operations; Vice President, Operations (Southern and Appalachia); and Vice President, Corporate Planning. Mr. Brown currently serves as a member of the board of directors of Beacon Offshore Energy, LLC, a position he has held since 2020, and previously served as a member of the board of directors of Chord Energy Corporation and its predecessor from 2021 until 2026, Oasis Midstream Partners LP from 2021 until 2022, Western Midstream Partners, LP in 2019 and Western Gas Equity Partners, LP and Western Gas Partners, LP from 2017 until 2019. Mr. Brown holds a Bachelor of Science in Mechanical Engineering from Texas A&M University and a Master of Business Administration from Rice University.

In connection with his appointment as President and Chief Executive Officer of the Company, the Company and Mr. Brown entered into an offer of employment (the “CEO Offer Letter”). Pursuant to the CEO Offer Letter, Mr. Brown’s annual base salary will be $1,000,000 per year, with an annual cash performance bonus target of 125% of his annual base salary (the “Annual Target Bonus”), which bonus will be earned based on the achievement of certain performance goals established by the Board or the Compensation Committee, with the Annual Target Bonus paid at target achievement with respect to 2026. Mr. Brown will also participate in the Company’s long-term incentive program, pursuant to which his annual long-term incentive award will be delivered 30% in restricted stock units (“RSUs”) and 70% in performance share units (“PSUs”) with an aggregate target value of $8,750,000 calculated as set forth in the CEO Offer Letter, which amount will be prorated with respect to 2026.

In connection with his appointment, Mr. Brown will also receive a make-whole equity award (the “Make Whole Award”) granted under the Company’s long-term incentive plan, which will consist of RSUs with a target value of $4,726,662 (the “Make Whole RSUs”) and PSUs with a target value of $10,925,584 (the “Make Whole PSUs”), with such values determined as set forth in the CEO Offer Letter. The Make-Whole Award is intended to compensate Mr. Brown for compensation forfeited at his prior employer. The Make Whole RSUs are scheduled to vest in equal, one-third installments on each of December 31, 2027, December 31, 2028 and December 31, 2029. The Make Whole PSUs will vest in equal parts based on the achievement of total shareholder return metrics over three overlapping performance periods beginning with the third quarter of 2026 and ending December 31, 2028, December 31, 2029 and December 31, 2030, respectively; provided, that the Make Whole Award is subject to accelerated vesting upon Mr. Brown’s Qualifying Termination. A “Qualifying Termination” will occur if Mr. Brown ceases to serve as President and Chief Executive Officer of the Company due to the Company’s termination of his employment without cause or his resignation for good reason following the effective date of his appointment.

Mr. Brown will be a Tier 1 participant in the Company’s Executive Severance Plan that was previously filed with the SEC on February 26, 2025 as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Mr. Brown’s incentive compensation will be subject to the Company’s clawback policies applicable to all executive officers of the Company in effect from time to time and applicable law.

The Company will also enter into a standard Indemnity Agreement with Mr. Brown, a form of which was previously filed with the SEC on February 26, 2025 as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will indemnify Mr. Brown for obligations he may incur in his capacity as an officer and director, as authorized by the Company’s restated certificate of incorporation.

The Company is not aware of any arrangement or understanding between Mr. Brown and any other person pursuant to which he was appointed as an officer or director. Mr. Brown does not have any family relationships with any of the Company’s directors or executive officers or a direct or indirect material interest in any transaction or series of similar transactions that would require disclosure under Item 404(a) of Regulation S-K.

Upon the commencement of Mr. Brown’s employment, Michael Wichterich will cease to serve as the Company’s Interim President and Chief Executive Officer, but he will continue to serve as the Company’s Chairman of the Board. Mr. Wichterich’s transition was planned and not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company. There are no severance or transition payments to Mr. Wichterich as part of his interim position ceasing other than Mr. Wichterich will be entitled to retain a pro-rata portion of his 2026 long-term incentive award based on the number of days served during the one-year period following the grant date, subject to his retention of a minimum number of RSUs and PSUs with an aggregate grant date fair value of $1,000,000, consistent with the terms of his “Qualifying Termination” entitlements, as described in the Company’s Form 8-K filed with the United States Securities and Exchange Commission on February 9, 2026.

In connection with his appointment as Chief Executive Officer, the Board has also elected Mr. Brown to serve as a member of the Board as of the Effective Date, to serve until the Company’s next annual meeting of stockholders. Mr. Brown has not been appointed to any committees of the Board at this time. As an employee director, Mr. Brown will not receive separate compensation for Board service.

Item 7.01 Regulation FD Disclosure.

On October 19, 2026, the Company issued a press release announcing the appointment of Mr. Brown as President and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 19, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary

Date: October 19, 2026